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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of FlexiInternational Software, Inc. on Form S-8 of our report dated February 27, 2001, appearing in the Annual Report on Form 10-K of FlexiInternational Software, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Hartford, Connecticut

February 20, 2002